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                                                                    EXHIBIT 10.2

                                    AGREEMENT

     THIS AGREEMENT (this "Agreement"), is dated as of this 24th day of June, 1999, by and between AutoNation, Inc., a Delaware corporation ("AutoNation"), and Steven R. Berrard, a Florida resident ("Berrard").

                              W I T N E S S E T H :

     WHEREAS, Berrard has served AutoNation as an officer since May 8, 1996 and as Co-Chief Executive Officer since October 23, 1996.

     WHEREAS, in accordance with this Agreement, Berrard's employment as an executive officer of AutoNation will be terminated by mutual agreement of the parties.

     WHEREAS, Berrard and AutoNation desire to set forth herein certain agreements between them with respect to Berrard's termination as an executive officer of AutoNation.

     NOW, THEREFORE, in consideration of the mutual promises and the covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. RESIGNATION OF EMPLOYMENT. The foregoing recitals are true and correct and are part of this Agreement. The terms and conditions of this Agreement have been approved by the Board of Directors of AutoNation, and this Agreement is enforceable in accordance with its terms against the parties. The termination of Berrard's employment as Co-Chief Executive Officer of AutoNation shall be effective (the "Effective Date") on the earlier of (i) September 30, 1999, (ii) such date as AutoNation publicly announces the appointment of a successor, other than H. Wayne Huizenga, to serve as the Chief Executive Officer of AutoNation, or (iii) such other date as the parties may mutually agree upon in writing.

     2. SEVERANCE COMPENSATION AND BENEFITS. Berrard shall receive the following severance compensation and benefits:

         (a) So long as Berrard is in compliance in all material respects with the terms of paragraph 10 of this Agreement, as severance compensation, AutoNation shall continue to pay Berrard his current base salary at the rate of $1,000,000 per year until the third anniversary of the Effective Date (the "Severance Period"), payable in biweekly or such other installments as is in accordance with AutoNation's normal payroll practices, and subject to all applicable tax withholding requirements and other deductions. Berrard shall not be entitled to any bonuses during the Severance Period. Berrard shall have no obligation to mitigate the severance compensation by seeking other employment, and no amount of any other compensation earned by Berrard in any other




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capacity during the Severance Period shall offset or reduce AutoNation's obligation to pay the severance compensation to him.

         (b) During the Severance Period, Berrard and his dependents shall be entitled to continue to participate in AutoNation's group insurance and benefit plans with the same coverages, service credits and other benefits as he had received prior to the date hereof, except with respect to stock options (which are discussed in paragraph 2(c) below), and on the same terms and conditions that executive officers of AutoNation are generally subject to. The cost of any and all premiums for dependent coverages (to the extent currently paid by Berrard) otherwise payable by an executive officer of AutoNation for the coverages and benefits provided to Berrard shall be deducted from the installment payments made to Berrard under paragraph 2(a) above.

         (c) Berrard has been granted options to purchase a total of 2,792,982 shares of common stock under AutoNation's various Stock Option Plans (collectively, the "Plans"), 1,328,635 of which have previously vested, and 1,464,347 of which will hereby be accelerated and vested as of the Effective Date, as set forth below, nothwithstanding anything to the contrary in any of the Plans or stock option agreements entered into by Berrard at the time of the grants:

                                                              As of the         As of the
                           Number                             Date              Effective
                           of Shares        Per               Hereof,           Date,
                           Underlying       Share             Number            Number
                           Options          Exercise          Of Options        of Options       Expiration
          Grant Date       Granted          Price ($)         Vested            Vested           Date
          ----------       -----------      ---------         ------------      ---------------  ----------
           05/08/96          428,572          17.50              321,429             428,572      05/08/06
           10/22/96          500,000          28.25              250,000             500,000      10/22/06
           01/02/97          614,410          28.625             307,206             614,410      01/02/07
           01/02/98          450,000          22.0625            450,000             450,000      01/02/08
           01/06/99          800,000          15.9375                 -0-            800,000      01/06/09

Notwithstanding Berrard's termination of employment as provided hereunder, the vested options as set forth above shall be eligible to be exercised by Berrard for the duration of their respective original terms (in each case, 10 years from the date of grant thereof as set forth above), and shall not expire or be terminated earlier as a result of the termination of Berrard's employment with AutoNation hereunder. During the Severance Period, Berrard shall have the same rights with regard to his vested options that active, then current executive officers as a class have with respect to their vested stock options, including with respect to any repricing of vested options. At all times, the options shall be adjusted appropriately and automatically for any changes in the securities underlying the options, including stock splits, dividends and other reclassifications of any nature. Berrard acknowledges that he has no further claim or entitlement to be awarded any future additional grant


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of options under the Plans or any other stock option plan of AutoNation.
AutoNation agrees that it will not set off its obligations under the Plans or this Agreement against any obligation which Berrard may have under this Agreement or otherwise to AutoNation, and AutoNation further agrees that it will not cancel, forfeit or otherwise refuse to allow Berrard to duly exercise his stock options. Upon exercise by Berrard of any of his stock options and payment in full for the underlying shares, AutoNation shall deliver certificates for such shares to Berrard within five days to the address which he specifies in the exercise notice.

         (d) In the event of Berrard's death or incapacity during the Severance Period, the severance compensation, benefits and stock options described above shall be paid or provided to, or be exercisable by, as the case may be, his estate, personal representative or guardian.

     3. COOPERATION; RECORDS; CONFIDENTIALITY. During the Severance Period, Berrard agrees to make himself available to AutoNation and its officers for consultation on a reasonable basis from time to time as to any and all matters which he worked on while an officer of AutoNation, provided that AutoNation shall reimburse Berrard for his reasonable expenses incurred in providing such consultation and making himself available, including attorney's fees and costs, if necessary (e.g., if Berrard is required to be deposed as a witness in any litigation involving AutoNation). AutoNation acknowledges that Berrard may engage in other full-time employment and AutoNation agrees that it will use its best efforts to attempt to minimize the amount of time which it shall require of him. Berrard agrees that all confidential records, files and documents of AutoNation shall remain in AutoNation's possession and that he shall not remove any of the same from AutoNation's premises, without the prior consent of AutoNation. At all times hereafter, Berrard agrees to maintain the confidentiality of all proprietary, secret, confidential and other non-public information concerning AutoNation, including without limitation, any management, sales, promotional or marketing plans, programs, techniques, practices or strategies, any expansion plans in existing or new markets or for new or expanded products, services or lines of business, and any financial statements, monthly operating reports, budgets, projections and other financial information. Neither Berrard nor AutoNation shall publicly disclose the contents of this Agreement, except to the extent required under applicable law.

     4. NO RIGHT TO GIVE INTERVIEWS OR WRITE BOOKS, ETC. During the Severance Period, except as authorized by AutoNation, Berrard shall not give any interviews or speeches primarily concerning AutoNation, nor shall Berrard, directly or indirectly, prepare or assist any person or entity in the preparation of any books, articles, television or motion picture productions or other creations concerning AutoNation, including, without limitation, any material concerning any person, whether or not fictional, whom any member of the public might associate with AutoNation (regardless of whether or not there shall appear any disclaimer purporting to disassociate such fictitious person from AutoNation). Notwithstanding the foregoing, Berrard may publicly state factual information about his employment with AutoNation in providing others with background and resume information about himself, in public filings with the SEC when required with respect to other issuers


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for which such disclosure about him is required, and in similar contexts, in all cases consistent with the information set forth in the press release referred to in paragraph 9 below. During the Severance Period and thereafter, Berrard agrees that he shall not, in any communications with any third party, criticize, ridicule or make any statement which disparages or is derogatory of AutoNation or any of AutoNation's affiliates or any of its or their officers, directors, agents or employees, and AutoNation agrees that it shall not, in any communications with any third party, criticize, ridicule or make any statement which disparages or is derogatory of Berrard.

     5. FULL SATISFACTION AND RELEASES. The parties agree that, except as otherwise provided in this Agreement, this Agreement severs all relationships between them and shall act as a mutual release of all claims of any nature which one party may have against the other party as of the Effective Date, except that the following claims shall not be released hereby: (i) claims by either party against the other under or pursuant to this Agreement, (ii) claims by Berrard under applicable law in respect of statutory employment rights (such as COBRA or ERISA claims), and (iii) claims or rights of Berrard under law or AutoNation's certificate of incorporation and bylaws to indemnification against third party claims arising with respect to his service as an officer and director of AutoNation prior to the Effective Date. AutoNation agrees to maintain its existing or substantially comparable directors and officers insurance coverage in place for at least five years following the Effective Date, to the extent the premiums therefor are not more than 200% of the cost of existing premiums, and agrees to keep the same or broader indemnification rights in place under its bylaws for at least five years following the Effective Date, to the extent allowed by applicable law.

     6. SEC FILING. Berrard shall timely file a Form 4 with the Securities and Exchange Commission reporting that he is no longer an executive officer of AutoNation as of the Effective Date. After the Effective Date, AutoNation shall cease to refer to or include Berrard as an executive officer in any of its SEC filings or press releases.

     7. SUCCESSOR. Berrard shall assist in the recruitment and selection of a successor (other than H. Wayne Huizenga) who will serve as AutoNation's Chief Exeuctive Officer, to the extent requested by the Chairman or any committee of the board of directors of AutoNation formed for that purpose.

     8. BOARD SERVICE. Berrard shall continue to serve as a member of the Board of Directors of AutoNation and shall be a non-executive Vice Chairman of the Board, provided that he may resign at any time by notice to the Chairman after the Effective Date.

     9. PRESS RELEASE. Berrard and AutoNation shall mutually agree on the text of any press release to be issued by AutoNation to announce the termination of his employment with AutoNation, but he acknowledges that AutoNation shall have final control over the timing of such press release.

     10. NON-COMPETE AND NON-SOLICITATION. Berrard agrees that for a period of three (3) years following the Effective Date, except with the prior written consent of AutoNation, Berrard shall not


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directly or indirectly (whether individually or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder of or lender to any company or business entity or otherwise), for any reason:

             (a) engage in any automotive consumer business in any market in the United States, including franchised automotive dealerships, used vehicle dealerships, automotive maintenance, parts, collision repair, salvage or auction businesses, internet or other e-commerce businesses which sell, market, generate sales leads for, finance or insure retail vehicles, or vehicle rental businesses (collectively, the "Automotive Business"); or

             (b) request, advise or induce any material customer or material vendor of the AutoNation Group to withdraw, curtail or cancel any such customer's or vendor's business with the AutoNation Group; or

             (c) (i) solicit for employment, or knowingly permit any company or business directly or indirectly controlled by or affiliated with him to solicit for employment, any person who is employed in Fort Lauderdale, Florida by the AutoNation Group at that time, or in any manner seek to induce any such person to leave his or her employment with the AutoNation Group, or (ii) employ, or permit any company or business directly or indirectly controlled by or affiliated with him to employ, any person who is employed in Fort Lauderdale, Florida by the AutoNation Group at that time or who was so employed within one year prior to that time, provided, however, that Berrard, or any company or business directly or indirectly controlled by him, may employ any person at any time after such person has been terminated (with or without cause) by AutoNation. For purposes hereof, "controlled by or affiliated with" shall mean any company or business, including, but not limited to, New River Capital Partners and Gerald Stevens, Inc., for which and so long as Berrard both (i) beneficially owns more than 10% of the outstanding equity, including for purposes of such calculation the underlying shares of all options, warrants, convertible securities and other rights to purchase securities held by Berrard, AND (ii) is a general partner, director or executive officer. Berrard agrees to have written policies in place at companies or businesses that are controlled by or affiliated with him that such companies or businesses are not to solicit or employ persons in contravention of this paragraph 10(c). In the event Berrard or a company or business controlled by or affiliated with him hires a current or former employee of AutoNation in violation of this paragraph 10(c), AutoNation shall provide prompt written notice to Berrard, and if such employee is not terminated by the company or business controlled by or affiliated with Berrard within thirty (30) days following the date of such notice, then AutoNation shall only have the right to cease making any further payments of severance compensation to Berrard pursuant to paragraph 2(a) above and the right to seek injunctive relief, but shall not have the right to seek other relief (including damages).


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         Notwithstanding the foregoing, (i) Berrard's beneficial ownership of less than five percent (5%) of the outstanding shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or over-the-counter market, including for purposes of such calculation the underlying shares of all options, warrants, convertible securities and other rights to purchase securities held by Berrard, shall not be deemed, in and of itself, to violate the prohibitions of paragraph 10(a), (ii) if any business or company (on a consolidated basis with all of its majority-owned subsidiaries) derives less than five percent (5%) of its annual revenue from the Automotive Business as defined above, such business or company shall not be deemed for purposes of paragraph 10(a) to be engaged in the Automotive Business, (iii) if Berrard beneficially owns or acquires less than 25% of a privately-held business or company, which is not engaged in the Automotive Business, and he is at all times a passive investor with no board representation, management authority or other special rights to control operations of such business or company, and such business or company enters the Automotive Business and winds up deriving more than five percent (5%) of its annual revenue from the Automotive Business, then Berrard shall sell, transfer or otherwise divest himself of his beneficial ownership in such business or company within six months or else he shall be deemed to be in violation of paragraph 10(a), (iv) Berrard, or any company or business directly or indirectly controlled by him, may solicit for employment and employ Dee Atkinson at any time, and (v) Berrard may directly or indirectly invest in any business (provided paragraphs 10(a), (b) and (c) above are complied with) together with any present or former director, officer, agent or employee of AutoNation or otherwise engage in arm's length business transactions with such persons.

     11.  MISCELLANEOUS.

         (a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. It supersedes all prior negotiations, letters, agreements and understandings relating to the subject matter hereof.

         (b) CHOICE OF LAW. This Agreement will be interpreted, construed and enforced in accordance with the laws of the State of Florida.

         (c) EFFECT OF WAIVER. The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

         (d) SEVERABILITY. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be


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invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

         (e) EXCLUSIVE VENUE AND JURISDICTION. Any suit, action or proceeding with respect to this Agreement shall be brought in the courts of Broward County in the State of Florida or in the U.S. District Court for the Southern District of Florida. The parties hereto hereby accept the exclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding.

         (f) BINDING NATURE. This Agreement will be binding upon the parties and will inure to the benefit of any successor or successors of AutoNation. This Agreement is not assignable by Berrard.

         (g) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

         (h) NOTICES. All notices which either party shall be required or permitted to make or give under this Agreement shall be in writing and shall be sufficiently made or given if sent by personally delivery, by certified mail, return receipt requested or by nationally recognized overnight courier service, addressed as set forth below, unless a notice of a change of address has been previously given in accordance with the foregoing:

         If to Berrard:        Steven R. Berrard
                               New River Capital Partners
                               One Financial Plaza, Suite 1101
                               One S.E. Third Avenue
                               Fort Lauderdale, FL 33394

         With a copy to:       Kozyak & Throckmorton, P.A.
                               2800 First Union Financial Center
                               200 South Biscayne Boulevard
                               Miami, FL 33131
                               Attn: Harley S. Tropin, Esq.

         If to AutoNation:     AutoNation, Inc.
                               110 S.E. 6th Street
                               Fort Lauderdale, FL 33301
                               Attn: Chairman










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         With a copy to:       AutoNation, Inc.
                               110 S.E. 6th Street
                               Fort Lauderdale, FL 33301
                               Attn: General Counsel

         (i) ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to the other that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of its own counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

                            [signatures on next page]































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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                AUTONATION, INC.

                                By: /s/ H. WAYNE HUIZENGA
                                    --------------------------------------
                                    H. Wayne Huizenga,
                                    Chairman


                                    /s/ STEVEN R. BERRARD
                                    --------------------------------------
                                    STEVEN R. BERRARD
































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